UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): June 10, 2024
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SHAPEWAYS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39092 (Commission File Number)	87-2876494 (I.R.S. Employer Identification Number)

12163 Globe St. Livonia, MI		48150
(Address of principal executive offices)		(Zip Code)

(734) 422-6060
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001	SHPW	The NASDAQ Stock Market LLC
Warrants to purchase Common Stock	SHPWW	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2024, Shapeways Holdings, Inc. (the “Company”), together with certain of its wholly-owned subsidiaries (together with the Company, collectively the “Borrowers”) entered into a secured promissory note (the “Note”) with 3DP Custom Manufacture, LLC as lender (“Lender”). The Note has a principal amount of $669,500 (inclusive of the Commitment Fee, as defined below), a per annum interest rate equal to the one-month term secured overnight financing rate (such rate, as determined by Lender in good faith and subject to a floor of 2%, “SOFR”) plus 6% (the “Initial Rate”) and a maturity date of July 5, 2024. Principal and accrued interest are due in full on the maturity date, which may be extended in increments of fourteen days at the sole discretion of Lender. The Borrowers may prepay all or any portion of the Note at any time without penalty.

Upon the occurrence of an event of default, interest shall accrue on the Note at a per annum interest rate of SOFR plus 10% (the “Default Rate”). Events of default include, among other things, failure to pay principal or interest when due and insolvency events. Interest due on the Note shall be retroactively increased from the Initial Rate to the Default Rate upon an insolvency event. Interest accrued on the Note is capitalized and paid-in-kind on a weekly basis.

The Borrowers agreed to pay the Lender an upfront fee (the “Commitment Fee”) of $19,500, which was automatically capitalized as an equivalent principal amount of the Note. The Commitment Fee (including any interest paid in respect therewith) shall be forgiven in certain circumstances.

The proceeds of the Note may only be used to fund payroll obligations of the Borrowers. Under the terms of the Note, the Borrowers may not make payments to certain junior creditors, and may not increase the base compensation or bonus opportunity of any employee without Lender consent. The Note is secured by all assets of the Borrowers, subject to limited exceptions for existing security interests.

The Note is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1+	Secured Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) information that the Company treats as private or confidential. The Company hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shapeways Holdings, Inc.

Dated: June 14, 2024	By:	/s/ Alberto Recchi
	Name:	Alberto Recchi
	Title:	Chief Financial Officer